UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 18, 2025

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way,	Fort Myers,	Florida	33912
(Address of principal executive offices)			(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K/A is being filed as an amendment (this "Amendment No. 1") to the Current Report on Form 8-K filed by NeoGenomics, Inc. (the "Company") with the Securities and Exchange Commission on March 18, 2025 (the "Original Report") to correct typographical errors and further clarify Ms. Harris' separation from the Company. Except as set forth herein, this Amendment No. 1 does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 18, 2025, NeoGenomics, Inc. (the "Company") announced the promotion of Warren Stone, the Company's current Chief Commercial Officer, to the position of President & Chief Operating Officer, effective April 1, 2025. Mr. Stone joined the Company in November 2023 as President, Clinical Services and was promoted to Chief Commercial Officer in April 2024. Prior to joining the Company, from November 2020, Mr. Stone was President, Commercial Americas for Ortho Clinical Diagnostics, a leading global provider of in-vitro diagnostics solutions to the clinical laboratory and transfusion medicine communities. Prior to Ortho, Mr. Stone spent twenty-eight years with MilliporeSigma (formerly EMDMillipore), the Life Science business of Merck KGaA Darmstadt, Germany, and a leading provider of laboratory materials, technologies and services to scientists and engineers in the U.S., Canada and Latin America serving as Senior Vice President, Research Commercial Americas (Life Science Division) from 2016 to 2020, and Vice President of Sales North America (Life Science division) from 2014 to 2015. Prior to that role, Mr. Stone served as General Manager and Vice President of Lab Essentials based in Germany, where he led the global transformation to Advanced Analytics from 2012 to 2014.

In connection with his new role, effective April 1, 2025, Mr. Stone's base salary will be increased to $650,000 per year, with annual review and adjustment at the discretion of the Board or the Culture and Compensation Committee, his target annual incentive cash bonus will be increased to 70% of his annual base salary and the target grant date fair value of his annual equity-based awards will be increased to $3,000,000. In connection with his new role, certain adjustments were made to the vesting schedules applicable to Mr. Stone's stock option award and restricted stock unit award granted on February 21, 2025. Additionally, on April 1, 2025, Mr. Stone will receive an incremental equity grant with an aggregate target grant date fair value of approximately $1,000,000, which award will be comprised of premium-priced stock options and restricted stock units.

Additionally, on March 18, 2025, the Company announced that the Chief Operations Officer and President, Oncology Data Solutions position is being eliminated and as a result, Melody Harris, the current Chief Operations Officer and President, Oncology Data Solutions will no longer hold such role effective April 1, 2025. Ms. Harris is expected to remain with the Company as a non-executive employee through May 2025 to transition her responsibilities.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

10.1	Press Release of NeoGenomics, Inc. dated March 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

Date:	March 19, 2025	By:	/s/ Jeffrey S. Sherman
		Name:	Jeffrey S. Sherman
		Title:	Chief Financial Officer